UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2020

PROVIDENT FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

239 Washington Street, Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 732-590-9200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 31, 2020, Provident Financial Services, Inc. (“Provident Financial”) completed its previously announced acquisition of SB One Bancorp, a New Jersey corporation (“SB One”), pursuant to the Agreement and Plan of Merger, dated as of March 11, 2020 (the “Merger Agreement”), by and between Provident Financial and SB One. Under the terms of the Merger Agreement, SB One merged with and into Provident Financial (the “Merger”), with Provident Financial being the surviving corporation of the Merger. Immediately following the Merger, SB One Bank, a New Jersey-chartered commercial bank and wholly-owned subsidiary of SB One, merged with and into Provident Bank, a New Jersey-chartered savings bank and wholly-owned subsidiary of Provident Financial, with Provident Bank being the surviving bank.

Under the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), holders of SB One common stock (other than shares owned by Provident Financial or SB One) became entitled to receive, for each share of SB One common stock issued and outstanding immediately prior to the Effective Time, 1.357 shares of Provident Financial common stock, par value $0.01 per share.

At the Effective Time, each SB One stock option that was outstanding and unexercised was cancelled and converted automatically into the right to receive an amount of cash equal to the product of (i) the excess of (A) the product of (x) the 1.357 exchange ratio and (y) $14.14 (which represents the average of the closing sales price of a share of Provident Financial common stock for the ten consecutive trading days ending on the fifth trading day preceding the closing date), over (B) the exercise price of such SB One stock option, and (ii) the number of shares of SB One common stock subject to said SB One stock option.

Each share of SB One restricted stock outstanding immediately prior to the Effective Time became fully vested and was converted at the Effective Time into the right to receive 1.357 shares of Provident Financial common stock for each share of SB One restricted stock.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Merger, and pursuant to the terms of the Merger Agreement, Anthony Labozzetta, the former director, Chief Executive Officer and President of SB One, was appointed as a director and as President and Chief Operating Officer of Provident Financial and Provident Bank. Mr. Labozzetta, age 57, served as the President and Chief Executive Officer of SB One and SB One Bank since August 2010.

As previously described in the proxy statement/prospectus contained in the Registration Statement on Form S-4 (File No. 237842) filed by Provident Financial with the Securities and Exchange Commission on April 24, 2020, as amended on May 5, 2020 (as so amended, the “Proxy Statement/Prospectus On March 11, 2020, Provident Financial entered into the following agreements with Mr. Labozzetta: (1) an employment agreement (the “Provident Employment Agreement”); (2) a side-letter agreement (the “Provident Side-Letter Agreement”) to which Provident Bank is also a party; and (3) a change in control agreement (the “Provident Change in Control Agreement”). In addition, Provident Financial, Provident Bank, SB One and SB One Bank are parties to a Settlement Agreement that was also entered into with Mr. Labozzetta on March 11, 2020. The Provident Employment Agreement, the Provident Side-Letter Agreement, the Provident Change in Control Agreement and the Settlement Agreement (together, the “Provident Agreements”) became effective immediately upon the consummation of the Merger. For a description of Mr. Labozzetta’s employment agreement and additional information about the arrangements and transactions with respect to Mr. Labozzetta, see the section in the Proxy Statement/Prospectus entitled “The Merger—Interests of Certain Persons in the Merger that are Different from Yours.” Such description is incorporated by reference into this Current Report on Form 8-K.

Additionally, effective upon the consummation of the Merger, in connection with the Merger and pursuant to the terms of the Merger Agreement, the Boards of Directors of Provident Financial and Provident Bank expanded the size of their Boards of Directors to appoint three former SB One directors: Anthony Labozzetta, Edward J. Leppert and Robert McNerney (the “New Directors”).

Mr. Leppert has been appointed to the Audit Committee and Mr. McNerney has been appointed to the Risk Committee.

Mr. Leppert is a certified public accountant and founder of Leppert Group LLC, and has been in public practice since 1986. On January 1, 2012, he was elected Chairman of the Board of both SB One and SB One Bank. He previously served as Vice Chairman of the SB One board of directors and also served as the Chairman of the Audit, Executive, and Nominating and Corporate Governance Committees of the SB One board of directors.

Mr. McNerney has been the owner of a real estate company, McNerney & Associates, Inc., since 1981. McNerney & Associates, Inc. provides appraisal, management, brokerage and development services throughout northern New Jersey and New York. He is a licensed appraiser and real estate broker in New Jersey and New York and holds a MAI and SRA designation from the Appraisal Institute. He holds a CRE designation from the Counselors of Real Estate, which is awarded to individuals nominated by their peers who possess extensive experience in the commercial real estate business.

Other than the Merger Agreement, and in the case of Mr. Labozzetta, his Provident Agreements, there are no arrangements between the New Directors and any other persons pursuant to which any of the New Directors was selected as a director. There are no transactions, or proposed transactions, to which Provident Financial is or was to be party and in which any New Director has a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Compensation arrangements for the New Directors (other than Mr. Labozzetta) will be consistent with the previously disclosed standard arrangements for non-employee directors as described in Provident Financial’s proxy statement for its 2020 annual meeting of shareholders filed on March 13, 2020, which disclosure is incorporated herein by reference.

Item 8.01	Other Events.

On August 3, 2020, Provident Financial issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits

(a)

Financial statements of businesses acquired.

The financial statements required to be filed under this Item 9.01(a) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)

Pro forma financial information.

The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(c)		Shell company transactions: None.

(d)		Exhibits.

	2.1	Agreement and Plan of Merger, dated March 11, 2020, by and between Provident Financial Services, Inc. and SB One Bancorp (incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by Provident Financial Services, Inc. on March 12, 2020)

	99.1	Press Release Dated August 3, 2020

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.

DATE: August 3, 2020	By:	/s/ Christopher Martin
Christopher Martin
Chairman and Chief Executive Officer